Exhibit 99.2

Commercial register of canton Basel-Stadt

CHE-103.867.266	Novartis AG	Basel	3

All data

In	Mo	Ca	Personal Data	Function	Signature
1		6	~~Azar, Prof. Dr. Dimitri T, amerikanischer Staatsangehöriger, in Chicago (US)~~	~~Mitglied des Verwaltungsrates~~	~~without signing rights~~
1		5m	~~Büchner, Anthonius, niederländischer Staatsangehöriger, in Altendorf~~	~~Mitglied des Verwaltungsrates~~	~~without signing rights~~
1			Doherty, Mary Elizabeth, britische Staatsangehörige, in Gerrards Cross (GB)	Mitglied des Verwaltungsrates	without signing rights
1			Fudge, Ann, amerikanische Staatsangehörige, in Chestnut Hill (US)	Mitglied des Verwaltungsrates	without signing rights
1			Sawyers, Dr. Charles Lazelle, amerikanischer Staatsangehöriger, in New York (US)	Mitglied des Verwaltungsrates	without signing rights
1		5m	~~Winters, William Thomas, britischer Staatsangehöriger, in London (UK) (GB)~~	~~Mitglied des Verwaltungsrates~~	~~without signing rights~~
1			van Houten, François, niederländischer Staatsangehöriger, in Amstelveen (NL)	Mitglied des Verwaltungsrates	without signing rights
1			Narasimhan, MD Vasant Kalathur, amerikanischer Staatsangehöriger, in Basel	Vorsitzender der Geschäftsleitung (CEO)	joint signature at two
1			Pamer-Wieser, Dr. Charlotte, von Neunkirch, in Herrliberg	Sekretär (Nichtmitglied)	joint signature at two
1		3m	~~Baert, Steven Lodewijk Margareta Anna Katrien, belgischer Staatsangehöriger, in Basel~~	~~member of the management~~	~~joint signature at two~~
1		2	~~Ehrat, Dr. Felix Rudolf, von Lohn (SH), in Zug~~	~~member of the management~~	~~joint signature at two~~
1		5m	~~Kirsch, Harry Werner, deutscher Staatsangehöriger, in Therwil~~	~~member of the management~~	~~joint signature at two~~
1			PricewaterhouseCoopers AG, in Basel	auditor
1			Arnet, Thomas, von Arlesheim, in Arlesheim		joint signature at two
1			Brupbacher, Dr. Oliver Mark, von Wädenswil, in Basel		joint signature at two
1			Dreher, Peter, deutscher Staatsangehöriger, in Weil am Rhein (DE)		joint signature at two
1			Eichhorn, Felix, von Basel, in Basel		joint signature at two
1		8	~~Emery, Jean-Baptiste, von Estavayer, in Fribourg~~		~~joint signature at two~~
1		8	~~Finnie, Nicholas James, britischer Staatsangehöriger, in Basel~~		~~joint signature at two~~
1		4	~~Götz Staehelin, Dr. Claudia, von Basel, in Riehen~~		~~joint signature at two~~
1			Harbin, Alisa, amerikanischer Staatsangehöriger, in Reinach (BL)		joint signature at two
1		2	~~Heynen, Bruno, von Bellach und Ausserberg, in Solothurn~~		~~joint signature at two~~
1			Hiscock, Ian James, britischer Staatsangehöriger, in Gempen		joint signature at two
1		8	~~Jones, Susan Elizabeth, australische Staatsangehörige, in Basel~~		~~joint signature at two~~
1			Kaul, Siddharth, amerikanischer Staatsangehöriger, in Reinach (BL)		joint signature at two
1			Kornicker, Dr. Peter, von Oberwil (BL), in Oberwil (BL)		joint signature at two
1			Mager, Knut, deutscher Staatsangehöriger, in München (DE)		joint signature at two
1			Meyer, Christopher Allen, amerikanischer Staatsangehöriger, in Oberwil (BL)		joint signature at two
1			Penepent, Paul Lewis, amerikanischer Staatsangehöriger, in Basel		joint signature at two
1			Racine, Riccarda, von Plateau de Diesse, in Adliswil		joint signature at two
1			Rehm, Christian Jakob, von Ilanz/Glion, in Muttenz		joint signature at two
1		4	~~Reilly, Sean Francis, amerikanischer Staatsangehöriger, in Basel~~		~~joint signature at two~~
1		12	~~Roth Pellanda, Katja Nicole, von Basel, in Basel~~		~~joint signature at two~~
1		5m	~~Schreiner, Peter Christian, von Visp, in Muttenz~~		~~joint signature at two~~
1			Schubert Santana, Isabelle Andrea, von Altstätten, in Therwil		joint signature at two
1			Stanley, Robert Carroll, amerikanischer Staatsangehöriger, in Basel		joint signature at two
1			Straumann, Theo, von Seewen, in Seewen		joint signature at two
1			Thommen, Stefan, von Bubendorf, in Ramlinsburg		joint signature at two

Basel, 13.08.2020 21:08	Continuation on the following page

CHE-106.052.527	Novartis Pharma AG	Basel	6

All data

In	Mo	Ca	Personal Data	Function	Signature
1		8	~~Strübin, Thomas, von Liestal, in Ramlinsburg~~		~~joint signature at two~~
1		44	~~Sullivan, Marvelle, amerikanische Staatsangehörige, in Basel~~		~~joint signature at two~~
1			Thommen, Stefan, von Bubendorf, in Ramlinsburg		joint signature at two
1			Tougas, Gervais, kanadischer Staatsangehöriger, in Magglingen		joint signature at two
1		15	~~Vogel, Markus Andreas Max, von Luzern, in Seltisberg~~		~~joint signature at two~~
1		24	~~Vogelsang, Wolfgang, deutscher Staatsangehöriger, in Basel~~		~~joint signature at two~~
1		24	~~Wasescha, Hildegard, von Savognin, in Muttenz~~		~~joint signature at two~~
1		32	~~Weston, Rebecca Ann, britische Staatsangehörige, in Michelbach- le-Haut (FR)~~		~~joint signature at two~~
1		13m	~~Wild, Christoph, von St. Gallen, in Riehen~~		~~joint signature at two~~
1			Wipfli, Daniel, von Erstfeld, in Dübendorf		joint signature at two
1		32	~~Wolf, Helmut, deutscher Staatsangehöriger, in Basel~~		~~joint signature at two~~
1		32	~~Wright, Timothy genannt Tim, amerikanischer Staatsangehöriger, in Basel~~		~~joint signature at two~~
1		61	~~Wyss, Leopold, von Mirchel, in Herzogenbuchsee~~		~~joint signature at two~~
1		35	~~Zimmermann, Brice, französischer Staatsangehöriger, in Rixheim (FR)~~		~~joint signature at two~~
2		3m	~~Bregy, Stephanie Marie-Louise, von Turtmann, in Birsfelden~~		~~joint signature at two~~
2			Gallmann, Robert, von Hirzel, in Zürich		joint signature at two
2		32	~~Jalloh, Salieu, von Aarau, in Kaiseraugst~~		~~joint signature at two~~
2		32	~~Keuerleber, Gabrielle, von Basel, in Basel~~		~~joint signature at two~~
2		42	~~Meier, Dr. Alexander, deutscher Staatsangehöriger, in Müllheim (DE)~~		~~joint signature at two~~
2		46	~~Rucker, Jonathon Paul, britischer Staatsangehöriger, in Therwil~~		~~joint signature at two~~
	3	61	~~Bregy, Stephanie Marie-Luise, von Turtmann, in Birsfelden~~		~~joint signature at two~~
4		39m	~~Klemm, Christian, deutscher Staatsangehöriger, in Basel~~		~~joint signature at two~~
4			Thomä, Sarah Elisabeth Yvette, deutsche Staatsangehörige, in Basel		joint signature at two
4		49	~~Pender, Julie, britische Staatsangehörige, in Basel~~		~~joint signature at two~~
4		61	~~Verkuijlen, Gilbertus Johannes Martinus, niederländischer Staatsangehöriger, in Basel~~		~~joint signature at two~~
5		49	~~Reilly, Sean, amerikanischer Staatsangehöriger, in Basel~~		~~joint signature at two~~
5			Tan, Natalie Kuei Ling, britische Staatsangehörige, in Zürich		joint signature at two
6			Atzori, Maria Chiara, italienische Staatsangehörige, in Basel		joint signature at two
6			Gautschi, Daniel, von Reinach AG, in Winkel		joint signature at two
6		22	~~Hawkins, Paul, britischer Staatsangehöriger, in Magden~~		~~joint signature at two~~
6			Huggenberger, Thomas Ludwig, deutscher Staatsangehöriger, in Zofingen		joint signature at two
6		13	~~Janovjak, Richard, von Basel, in Binningen~~		~~joint signature at two~~
6		30	~~Lynch, Thomas Patrick, amerikanischer Staatsangehöriger, in Blauen~~		~~joint signature at two~~
6			Moore Schaub, Karin, von Binningen, in Oberwil BL		joint signature at two
7			Kinsella, Lisa Anne, irische Staatsangehörige, in Basel		joint signature at two
7		54	~~Flury, Stefan, von Kleinlützel, in Reinach BL~~		~~joint signature at two~~
8		52	~~Dressel, Jürgen, deutscher Staatsangehöriger, in Lörrach (DE)~~		~~joint signature at two~~
8		40m	~~Schubert, Isabelle, von Altstätten, in Therwil~~		~~joint signature at two~~
9			Schultheiss, Barbara, von Riehen, in Fischingen (DE)		joint signature at two
10		12m	~~Bösch, Thomas, von Ebnat-Kappel, in Arlesheim~~		~~joint signature at two~~
	11	52	~~Batzer, Dr. Martin, von Arlesheim, in Basel~~		~~joint signature at two~~
	11	21m	~~Racine, Riccarda, von Lamboing, in Riehen~~		~~joint signature at two~~
	12		Bösch, Dr. Thomas, von Ebnat-Kappel, in Arlesheim		joint signature at two
13		15	~~Lehner, Dr. Ulrich, deutscher Staatsangehöriger, in Düsseldorf (DE)~~	~~president of the board of directors~~	~~joint signature at two~~

Basel, 13.08.2020 21:09	Continuation on the following page

CHE-106.052.527	Novartis Pharma AG	Basel	10

All data

In	Mo	Ca	Personal Data	Function	Signature
	53		Schreiner, Peter Christian, von Visp, in Arlesheim		joint signature at two
54			Bes Garralaga, Alejandro, spanischer Staatsangehöriger, in Basel		joint signature at two
54			Gonen Cohen, Galit, britische Staatsangehörige, in London (GB)		joint signature at two
54			Retzler, Dr. Charlotte, deutsche Staatsangehörige, in Lörrach (DE)		joint signature at two
55			Brombacher, Stephan, deutscher Staatsangehöriger, in Riehen		joint signature at two
55			Buser, Stephan, von Hemmiken, in Basel		joint signature at two
55			Förtsch, Lukas, von Zürich, in Sissach		joint signature at two
55			Mielke, Sandra, deutsche Staatsangehörige, in Riehen		joint signature at two
55			Montaner Picart, Maria Montserrat, genannt Montse, spanische Staatsangehörige, in Basel		joint signature at two
55		56m	~~Ratescu, Ioana Adriana, rumänische Staatsangehörige, in Lörrach (DE)~~		~~joint signature at two~~
55			Ruess, Juan Antonio, von Basel, in Riehen		joint signature at two
55			Runser, Serge Maurice, französischer Staatsangehöriger, in Kappelen		joint signature at two
55			Stefanova, Irina Lubenova, bulgarische Staatsangehörige, in Basel		joint signature at two
55			Wisenborn, Johan, schwedischer Staatsangehöriger, in Pfeffingen		joint signature at two
	56		Ratescu, Ioana Adriana, rumänische Staatsangehörige, in Basel		joint signature at two
57			Herrenschmidt épouse Picard, Fleur Charlotte, französische Staatsangehörige, in Basel		joint signature at two
	58		Rehm, Christian Jakob, von Ilanz/Glion, in Muttenz	secretary (out of the board)	joint signature at two
58			Lüthy, Peter, von Solothurn, in Basel		joint signature at two
58			Maas Thurnherr, Sanna, von Bassersdorf, in Ennetbaden		joint signature at two
61			Pelluch, Alain, von Riehen, in Basel		joint signature at two
	62		Kirsch, Harry Werner, deutscher Staatsangehöriger, in Hünenberg	member of the board of directors	joint signature at two

Basel, 13.08.2020 21:09

The above information is given without commitment and has not legal effect. Only the official company record (extract) issued and certified by the commercial register of Basel-Stadt and published in the Swiss Commercial Gazette is legally binding.